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                                                                   EXHIBIT 4.1


                               THIRD AMENDMENT


            THIRD AMENDMENT, dated as of February 28, 1997 (this "Amendment"), to the Amended and Restated Credit Agreement, dated as of October 7, 1994 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among LANDSTAR SYSTEM HOLDINGS, INC., a Delaware corporation (the "Borrower"), LANDSTAR SYSTEM, INC., a Delaware corporation (the "Parent"), the lenders parties thereto (the "Lenders") and THE CHASE MANHATTAN BANK, a New York banking corporation, as agent (in such capacity, the "Agent").

                              W I T N E S S E T H:


            WHEREAS, the Borrower, the Parent, the Lenders and the Agent are parties to the Credit Agreement; and

            WHEREAS, the Borrower and the Parent have requested that the Lenders agree to amend certain provisions of the Credit Agreement and the Lenders are agreeable to such request upon the terms and subject to the conditions set forth herein;

            NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for other valuable consideration the receipt of which is hereby acknowledged, the Borrower, the Parent, the Lenders and the Agent hereby agree as follows:

            1.  Definitions.  All terms defined in the Credit
Agreement shall have such defined meanings when used herein unless otherwise defined herein.

            2. Amendment of Subsection 1.1. Subsection 1.1 of the Credit Agreement is hereby amended by amending or adding definitions in alphabetical order therein such that the following definitions shall, in their entirety, be as follows:


            "Insurance Subsidiary": a wholly owned corporate Subsidiary of the Borrower organized under the insurance laws of the Cayman Islands for the purpose of engaging in the business of providing insurance to the Borrower, its Subsidiaries and/or independent contractors doing business with the Borrower and/or any of its Subsidiaries.

            "Permitted Insurance Company Investments": any investments (i) in Cash Equivalents, (ii) constituting loans and advances to the Borrower or any of its Subsidiaries and (iii) in obligations which, at the time the investment in question is made, are rated one, two or three by the Securities Valuation Office of the National Association of Insurance Commissioners.

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            "Subsidiary Guarantors":  the Subsidiaries of the Borrower listed on Schedule 1.1(b) hereto and the Insurance Subsidiary.

            3. Amendment to Subsection 6.4. Subsection 6.4 of the Credit Agreement is hereby amended by inserting therein, immediately following the phrase "the same general type as now conducted by it", the following parenthetical clause: "(except that the Insurance Subsidiary shall be permitted to engage in the business of providing insurance to the Borrower, its Subsidiaries and/or independent contractors doing business with the Borrower and/or any of its Subsidiaries)".

            4. Amendment of Subsection 7.10. Subsection 7.10 of the Credit Agreement is hereby amended by deleting paragraph (b) in its entirety and substituting in lieu thereof the following new paragraph (b):

            "(b) investments in Cash Equivalents and investments by the Insurance Subsidiary in Permitted Insurance Company Investments;"

            5. Amendment to Subsection 7.16. Subsection 7.16 of the Credit Agreement is hereby amended by inserting therein, immediately following the phrase "subsection 7.10(k)", the following: "; provided, further, that the Insurance Subsidiary shall be permitted to engage in the business of providing insurance to the Borrower, its Subsidiaries and/or independent contractors doing business with the Borrower and/or any of its Subsidiaries provided that, in the case of insurance for independent contractors, the premiums charged by the Insurance Subsidiary in connection therewith are consistent in all material respects with those prevailing in the industry for similar risks (based on the good faith judgment of the Insurance Subsidiary)".

            6. Amendment to Subsection 7.17. Subsection 7.17 of the Credit Agreement is hereby amended by inserting therein, immediately following the phrase "equal to $5,000,000", the following: "; provided, further, that the Borrower shall be permitted to form the Insurance Subsidiary".

            7. Amendment to Schedule 1.1(b). Schedule 1.1(b) to the Credit Agreement is hereby amended by deleting Schedule 1.1(b) in its entirety and substituting in lieu thereof Schedule 1.1(b) attached hereto.

            8. Representations; No Default. On and as of the date hereof, and after giving effect to this Amendment, the Borrower confirms, reaffirms and restates that the representations and warranties set forth in Section 4 of the Credit Agreement are true and correct in all material respects, provided that the references to the Credit Agreement therein shall be deemed to be references to this Amendment and to the Credit Agreement as amended by this Amendment.

            9. Conditions to Effectiveness. This Amendment shall become effective on the date on which the Agent shall have received each of the following:

            (a) counterparts of this Amendment, duly executed and delivered by a duly authorized officer of each of the Borrower, the Parent, each Guarantor which is a party to the Subsidiaries Guarantee and the Required Lenders;





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            (b)  a supplement to the Subsidiaries Guarantee, in substantially the form attached to the Subsidiaries Guarantee as Exhibit A thereto, executed and delivered by a duly authorized officer of the Insurance Subsidiary; and

            (c) an opinion of counsel to the Insurance Subsidiary, in form and substance satisfactory to the Agent, with respect to the documents delivered pursuant to clause (b) above.

            10. Limited Effect. Except as expressly amended herein, the Credit Agreement shall continue to be, and shall remain, in full force and effect. This Amendment shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or to prejudice any other right or rights which the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

            11. Costs and Expenses. The Borrower agrees to pay or reimburse the Agent for all its reasonable and customary out-of-pocket costs and expenses incurred in connection with this Amendment, including, without limitation, the reasonable fees and disbursements of its counsel.

            12. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

            13. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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            IN WITNESS WHEREOF, the parties hereto have caused  this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

                                           LANDSTAR SYSTEM HOLDINGS, INC.


                                           By: Robert C. LaRose
                                              Title: Vice President Finance
                                              and Treasurer


                                           LANDSTAR SYSTEM, INC.


                                           By: Robert C. LaRose
                                              Title: Vice President Finance
                                              and Treasurer


                                           THE CHASE MANHATTAN BANK, as Agent
                                           and as a Lender


                                           By: Rosemary Bradley
                                              Title: Vice President


                                           ABN AMRO BANK N.V.


                                           By: Nancy W. Lanzoni
                                              Title: Group Vice President

                                           By: Thomas T. Rogers
                                              Title: Assistant Vice President


                                           AMSOUTH BANK OF ALABAMA


                                           By: John J. Hooker
                                              Title: Commercial Banking
                                              Officer


                                           THE BANK OF NEW YORK


                                           By: Ken Sneider
                                              Title: Vice President


                                           BARNETT BANK OF JACKSONVILLE, N.A.


                                           By: Pamela Fitch
                                              Title: Vice President

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                                           CORESTATES BANK, N.A.


                                           By: Verna R. Prentice
                                              Title: Vice President


                                           THE FIRST NATIONAL BANK OF BOSTON


                                           By: Michael J. Blake
                                              Title: Director


                                           FLEET BANK, NATIONAL ASSOCIATION


                                           By: John V. Raliegh
                                              Title: Vice President


                                           THE LONG-TERM CREDIT BANK OF JAPAN,
                                           LIMITED, NEW YORK BRANCH


                                           By: Nobru Kubota
                                              Title: Deputy General Manager


                                           NATIONSBANK N.A. (CAROLINAS)


                                           By: Thomas J. Kane
                                              Title: Vice President


                                           PNC BANK, NATIONAL ASSOCIATION


                                           By: Sarah McClintock
                                              Title: Vice President


                                           FIRST UNION NATIONAL BANK OF
                                           NORTH CAROLINA


                                           By: Rey Giallongo, Jr.
                                              Title: Senior Vice
                                                     President

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            The undersigned Guarantors do hereby consent and agree to the execution and delivery by the Borrower and the Parent of the foregoing
Amendment:


                                           LANDSTAR GEMINI, INC. (f.k.a.
                                           GEMINI TRANSPORTATION
                                           SERVICES, INC.)

                                           LANDSTAR EXPEDITED, INC.

                                           LANDSTAR GEMINI ACQUISITION

                                           LANDSTAR CORPORATE
                                           SERVICES, INC.

                                           LANDSTAR RANGER, INC. (f.k.a.
                                           RANGER TRANSPORTATION,INC.)

                                           LANDSTAR LIGON, INC. (f.k.a.
                                           LIGON NATIONWIDE, INC.)

                                           LANDSTAR POOLE, INC. (f.k.a.
                                           POOLE TRUCK LINE, INC.)

                                           RISK MANAGEMENT CLAIM
                                           SERVICES, INC.

                                           LANDSTAR LOGISTICS, INC.
                                           (f.k.a. LANDSTAR
                                           TRANSPORTATION SERVICE, INC.)

                                           LANDSTAR EXPRESS AMERICA,
                                           INC.

                                           LANDSTAR T.L.C., INC.

                                           LANDSTAR INWAY, INC.
                                           (f.k.a. INDEPENDENT
                                           FREIGHTWAY, INC.)



                                           By: Robert C. LaRose
                                              Title: Vice President

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                                                               Schedule 1.1(b)



                                     Subsidiary Guarantors


Landstar Gemini, Inc. (f.k.a. Gemini Transportation Services, Inc.)

Landstar Expedited, Inc.

Landstar Gemini Acquisition

Landstar Corporate Services, Inc.

Landstar Ranger, Inc. (f.k.a. Ranger Transportation, Inc.)

Landstar Ligon, Inc. (f.k.a. Ligon Nationwide, Inc.)

Landstar Poole, Inc. (f.k.a. Poole Truck Line, Inc.)

Risk Management Claim Services, Inc.

Landstar Logistics, Inc. (f.k.a. Landstar Transportation Service, Inc.)

Landstar Express America, Inc.

Landstar T.L.C., Inc.

Landstar Inway, Inc. (f.k.a. Independent Freightway, Inc.)